Exhibit 99.1

WM Technology, Inc. Reports Fourth Quarter and Full Year 2022 Financial Results

Announces Fourth Quarter 2022 Financial Results with Revenue of $49.3 million with Full Year Revenue of $215.5 million

Irvine, Calif. -- March 16, 2023 -- WM Technology, Inc. (“WM Technology” or the “Company”) (Nasdaq: MAPS), a leading technology and technology solutions provider to the cannabis industry, today announced its financial results for the fourth quarter ending December 31, 2022.
“Our fourth quarter results, consistent with our prior guidance, reflect both the continued importance of WM Technology to our clients and users as well as the challenging operating environment that exists today in cannabis,” said Doug Francis, Executive Chair of WM Technology. “Having returned in November to an operating role at Weedmaps, I have spent the past four months listening to our clients’ needs and working actively with our teams to build an achievable plan for 2023. This plan will enable Weedmaps to expand our leadership role, help drive market stability, and allow our clients to experience profitable and sustainable growth. Further, we now have a financial outlook that returns us to our roots of top-line growth as well as positive Adjusted EBITDA and cash flow.”
Fourth Quarter 2022 Financial Highlights
•Revenue was $49.3 million as compared to $54.2 million in the fourth quarter of 2021.
◦Average monthly paying clients(1) was 5,689, as compared to 4,766 in the prior year period.
◦Average monthly revenue per paying client(2) was $2,888, as compared to $3,789 in the prior year period.
•Net loss was $60.8 million as compared to net income of $78.4 million in the prior year period. The net loss included the impact of severance payments related to headcount reductions as well as a non-cash charge related to a full valuation allowance recorded against deferred tax assets.
•Adjusted EBITDA(3) was $1.5 million as compared to $3.8 million in the prior year period. Prior to provision for doubtful accounts (non-cash), Adjusted EBITDA(3) was $3.9 million as compared to $6.3 million in the prior year period.
•Basic and diluted net loss per share were $1.19 based on 91.4 million weighted average shares of Class A Common Stock outstanding.
•Total shares outstanding across Class A and Class V Common Stock were 147.5 million as of December 31, 2022.
•Cash totaled $28.6 million as of December 31, 2022, with no long-term debt.

Fiscal Year 2022 Financial Highlights
•Revenue was $215.5 million for the year ended December 31, 2022, as compared to $193.1 million in the prior year.
◦Average monthly paying clients(1) was 5,457, as compared to 4,337 in the prior year.
◦Average monthly revenue per paying client(2) was $3,291, as compared to $3,711 in the prior year.
•Net loss was $82.7 million as compared to net income of $152.2 million in the prior year.
•Adjusted EBITDA(3) was $(9.6) million as compared to $31.7 million in the prior year.
•Basic and diluted net loss per share were $1.36 based on 85.0 million weighted average shares of Class A Common Stock outstanding.
Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

______________________________

(1)Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided).
(2)Average monthly revenue per paying client is defined as the average monthly revenue for any particular period divided by the average monthly paying clients in the same respective period.
(3)For further information about how we calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA before Provision for Doubtful Accounts as well as limitations of their use and a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts to net (loss) income, see “Reconciliation of Net (Loss) Income to EBITDA, Adjusted EBITDA, and Adjusted EBITDA before Provision for Doubtful Accounts” below.

Business Outlook
Based on information available as of March 16, 2023, WM Technology is issuing guidance for the first quarter of 2023 as follows:

•Revenue is estimated to be $47 million.
•Non-GAAP Adjusted EBITDA(1) is estimated to be approximately $4 million.

The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. We are not readily able to provide a reconciliation of projected Non-GAAP Adjusted EBITDA to projected net income without unreasonable effort. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the periods. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Investor Conference Call and Webcasts
The Company will host a conference call and webcast today, Thursday, March 16, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) at https://edge.media-server.com/mmc/p/nbphbmfy. A webcast replay will also be archived at ir.weedmaps.com.
The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.
(1) For further information about how we calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA before Provision for Doubtful Accounts as well as limitations of their use and a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts to net (loss) income, see “Reconciliation of Net (Loss) Income to EBITDA, Adjusted EBITDA, and Adjusted EBITDA before Provision for Doubtful Accounts” below.

About WM Technology
Founded in 2008, and headquartered in Irvine, California, WM Technology, Inc. operates a leading online cannabis marketplace for consumers together with a comprehensive set of eCommerce and compliance software solutions for cannabis businesses, which are sold to retailers and brands in the United States state-legal and Canadian cannabis markets. The Company’s comprehensive business-to-consumer (“B2C”) and business-to-business (“B2B”) suite of products afford cannabis retailers and brands of all sizes integrated tools to compliantly run their businesses and to reach, convert, and retain consumers.
The Company’s mission is to power a transparent and inclusive global cannabis economy. The Company’s technology addresses the challenges facing both consumers seeking to understand cannabis products and businesses who serve cannabis users in a legally compliant fashion. Over the past 14 years, Weedmaps has become a premier destination for cannabis consumers to discover and browse information regarding cannabis and cannabis products, permitting product discovery and order-ahead for pickup or delivery by participating retailers. Weedmaps for Business is a set of eCommerce-enablement tools designed to help retailers and brands get the best out of the Weedmaps’ consumer experience, create labor efficiencies, and manage compliance needs.
WM Technology, Inc. holds a strong belief in the importance of enabling safe, legal access to cannabis for consumers worldwide. The Company believes it offers the only comprehensive software platform that allows cannabis retailers to reach their target audience, quickly and cost effectively, addressing a wide range of needs. The Company is committed to building the software solutions that power cannabis businesses compliantly in the industry, to advocating for legalization, licensing and social equity of cannabis, and to facilitating further learning through partnership with subject matter experts to provide detailed, accurate information about cannabis.
WM Technology, Inc. supports remote work for all eligible employees. Visit us at www.weedmaps.com.
Forward-Looking Statements
This press release includes “forward-looking statements” regarding our future business expectations which involve risks and uncertainties. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new customers and retain existing customers; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the Company’s ability to obtain funding for our future operations; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to the Company; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis industry; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform and the Company’s ability to maintain and grow its two-sided digital network, including its ability to acquire and retain paying customers; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors, including the CEO transition; the possibility that we may be adversely affected by other economic, business or competitive factors; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s 2022 Annual Report on Form 10-K to be filed with Securities and Exchange Commission (the “SEC”) and subsequent Form 10-Qs or Form 8-Ks filed with the SEC. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Measures
Our financial statements, including net income (loss), are prepared in accordance with principles generally accepted in the United States of America (“GAAP”).
To provide investors with additional information regarding our financial results, we have disclosed EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts, all of which are non-GAAP financial measures that we calculate as net income (loss) before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude stock-based compensation, change in fair value of warrant liability, change in tax receivable agreement liability, impairment charges, transaction related bonuses, transaction costs, legal settlements and other legal costs, reduction in force and executive departures and other non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Adjusted EBITDA is further adjusted to exclude provision for doubtful accounts for the case of Adjusted EBITDA before Provision for Doubtful Accounts. Below we have provided a reconciliation of net (loss) income (the most directly comparable GAAP financial measure) to EBITDA; from EBITDA to Adjusted EBITDA; and from Adjusted EBITDA to Adjusted EBITDA before Provision for Doubtful Accounts.
We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA before Provision for Doubtful Accounts because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Each of EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts has limitations as an analytical tool, and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA, Adjusted EBITDA, and Adjusted EBITDA before Provision for Doubtful Accounts do not reflect tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA, Adjusted EBITDA and Adjusted EBITDA before Provision for Doubtful Accounts alongside other financial performance measures, including net income (loss) and our other GAAP results.
Definition of Key Operating and Financial Metrics
•Average Monthly Revenue Per Paying Client: Average monthly revenue per paying client measures how much clients, for the period of measurement, are willing to pay us for our subscription and additional offerings and the efficiency of the bid-auction process for our featured listings placements. We calculate this metric by dividing the average monthly revenue for any particular period by the average monthly number of paying clients in the same respective period. The calculation of monthly revenue includes revenue from any clients that cease to be paying clients during the applicable month.
•Average Monthly Paying Clients: We define average monthly paying clients as the monthly average of clients billed each month over a particular period (and for which services were provided).

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except for share data)

	December 31,
	2022	2021
Assets
Current assets
Cash	$28,583	$67,777
Accounts receivable, net	17,438	17,550
Prepaid expenses and other current assets	8,962	13,607
Total current assets	54,983	98,934
Property and equipment, net	24,928	13,283
Goodwill	68,368	45,295
Intangible assets, net	10,339	8,299
Right-of-use assets	31,447	36,549
Deferred tax asset, net	—	152,097
Other assets	8,970	10,687
Total assets	$199,035	$365,144
Liabilities and Equity
Current liabilities
Accounts payable and accrued expenses	$33,635	$23,155
Deferred revenue	6,256	8,057
Operating lease liabilities, current	6,334	5,463
Other current liabilities	98	1,125
Total current liabilities	46,323	37,800
Operating lease liabilities, non-current	33,043	39,377
Tax receivable agreement liability	500	128,567
Warrant liability	2,090	27,460
Other long-term liabilities	2,302	—
Total liabilities	84,258	233,204
Stockholders’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 92,062,468 shares issued and outstanding at December 31, 2022 and 65,677,361 shares issued and outstanding at December 31, 2021	9	7
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 55,486,361 shares issued and outstanding at December 31, 2022 and 65,502,347 shares issued and outstanding at December 31, 2021	5	7
Additional paid-in capital	67,986	2,173
(Accumulated deficit) retained earnings	(54,620)	61,369
Total WM Technology, Inc. stockholders’ equity	13,380	63,556
Noncontrolling interests	101,397	68,384
Total equity	114,777	131,940
Total liabilities and equity	$199,035	$365,144

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share data)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenues	$49,285	$54,177	$215,531	$193,146

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	3,537	2,138	15,407	7,938
Sales and marketing	20,737	18,925	82,624	56,119
Product development	12,179	9,474	50,520	35,395
General and administrative	32,949	27,091	125,104	97,447
Depreciation and amortization	2,582	1,455	11,498	4,425
Total operating expenses	71,984	59,083	285,153	201,324
Operating (loss) income	(22,699)	(4,906)	(69,622)	(8,178)
Other income (expenses)
Change in fair value of warrant liability	4,765	82,890	25,370	166,518
Change in tax receivable agreement liability	142,352	—	142,352	—
Other expense, net	(444)	(382)	(1,674)	(6,723)
Income before income taxes	123,974	77,602	96,426	151,617
Provision for (benefit from) income taxes	184,776	(843)	179,077	(601)
Net (loss) income	(60,802)	78,445	(82,651)	152,218
Net income attributable to noncontrolling interests	47,822	43,160	33,338	91,835
Net (loss) income attributable to WM Technology, Inc.	$(108,624)	$35,285	$(115,989)	$60,383

Class A Common Stock:
Basic (loss) income per share	$(1.19)	$0.53	$(1.36)	$0.93
Diluted loss per share	$(1.19)	$0.53	$(1.36)	$(0.18)

Class A Common Stock:
Weighted average basic shares outstanding	91,421,796	66,018,175	85,027,120	65,013,517
Weighted average diluted shares outstanding	91,421,796	66,279,845	85,027,120	66,813,417

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(82,651)	$152,218
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	11,498	4,425
Change in fair value of warrant liability	(25,370)	(166,518)
Change in tax receivable agreement liability	(142,352)	—
Impairment loss	4,317	2,372
Stock-based compensation	23,493	29,324
Deferred tax asset	179,077	(842)
Provision for doubtful accounts	17,216	5,487
Changes in operating assets and liabilities:
Accounts receivable	(16,270)	(13,609)
Prepaid expenses and other current assets	7,461	8,235
Other assets	(229)	(313)
Accounts payable and accrued expenses	14,084	6,618
Deferred revenue	(1,895)	2,793
Net cash (used in) provided by operating activities	(11,621)	30,190

Cash flows from investing activities
Purchases of property and equipment	(16,055)	(7,935)
Cash paid for acquisitions, net of cash acquired	(713)	(16,000)
Cash paid for acquisition holdback release	(1,000)	—
Cash paid for other investments	—	(6,500)
Net cash used in investing activities	(17,768)	(30,435)

Cash flows from financing activities
Distributions	(2,448)	(18,998)
Repayment of insurance premium financing	(7,344)	(7,098)
Taxes paid related to net share settlement of equity awards	(13)	—
Proceeds from business combination	—	79,969
Payment of note payable	—	(205)
Repurchase of Class B Units	—	(5,565)
Net cash (used in) provided by financing activities	(9,805)	48,103

Net (decrease) increase in cash	(39,194)	47,858
Cash – beginning of year	67,777	19,919
Cash – end of year	$28,583	$67,777

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, ADJUSTED EBITDA, AND ADJUSTED EBITDA BEFORE PROVISION FOR DOUBTFUL ACCOUNTS
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(60,802)	$78,445	$(82,651)	$152,218
Provision for (benefit from) income taxes	184,776	(843)	179,077	(601)
Depreciation and amortization expenses	2,582	1,455	11,498	4,425
EBITDA	126,556	79,057	107,924	156,042
Stock-based compensation	6,243	5,699	23,493	29,324
Change in fair value of warrant liability	(4,765)	(82,890)	(25,370)	(166,518)
Warrant transaction costs	—	—	—	5,547
Impairment	3,000	—	4,317	2,372
Transaction related bonus expense	6,050	650	10,119	2,200
Transaction costs	—	1,133	251	2,583
Legal settlement and other legal costs	697	148	3,909	148
Change in Tax Receivable Agreement liability	(142,352)	—	(142,352)	—
Reduction in force and executive departures	6,116	—	8,076	—
Adjusted EBITDA	$1,545	$3,797	$(9,633)	$31,698

Provision for doubtful accounts	2,349	2,472	17,216	5,487
Adjusted EBITDA before Provision for Doubtful Accounts	$3,894	$6,269	$7,583	$37,185
______________________________
(1)    Stock-based compensation expense is recorded in the following expense categories on the accompanying consolidated statements of income for the three months and year ended December 31, 2022:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Sales and marketing	$1,519	$1,506	$6,358	$6,021
Product development	1,267	1,244	5,260	5,103
General and administrative	3,457	2,949	11,875	18,200
Total stock-based compensation expense	$6,243	$5,699	$23,493	$29,324
Amount capitalized to software development	401	404	1,667	1,099
Total stock-based compensation cost	$6,644	$6,103	$25,160	$30,423

WM TECHNOLOGY, INC. AND SUBSIDIARIES
SELECTED KEY OPERATING AND FINANCIAL METRICS
(Unaudited)

Selected Key Operating and Financial Metrics

	Three Months Ended December 31,		Years Ended December 31
	2022	2021	2022	2021
Average monthly revenue per paying client	$2,888	$3,789	$3,291	$3,711
Average monthly paying clients	5,689	4,766	5,457	4,337

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